                                                                  EXHIBIT 5.1

      [LETTERHEAD OF GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP]


                                 July 22, 1998


Hospitality Marketing Concepts Inc.
153751 Rockfield Boulevard
Irvine, CA  92718

     Re:  FORM S-1 REGISTRATION STATEMENT


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-56201) (the "Registration Statement") filed by Hospitality Marketing Concepts Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on June 5, 1998, as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 3,450,000 shares (the "Shares") of the Company's common stock, par value $.001 per share, to be sold by the Company in a registered public offering, all as set forth in the Registration Statement.

     In rendering this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Shares

Hospitality Marketing Concepts Inc.
July 22, 1998
Page 2


by the Company. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Commission of an order declaring the Registration Statement effective, we are of the opinion that the Shares, when issued, delivered and paid for in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                       Very truly yours,



                                       GREENBERG GLUSKER FIELDS
                                       CLAMAN & MACHTINGER LLP